AGREEMENT

        Pursuant to Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, the undersigned hereby agree that only one statement containing the information required by Schedule 13D (or any amendment thereof) need be filed on their behalf with respect to the beneficial ownership of any equity securities of Hallwood Realty Partners, L.P., a Delaware limited partnership (the “Partnership”), or any subsequent acquisitions or dispositions of equity securities of the Partnership by the undersigned.

April 23, 2004	HRPT PROPERTIES TRUST

By: /s/ Adam D. Portnoy
Name: Adam D. Portnoy
Title:   Executive Vice President

REIT MANAGEMENT & RESEARCH LLC

By: /s/ Adam D. Portnoy
Name: Adam D. Portnoy
Title:   Vice President

REIT MANAGEMENT & RESEARCH TRUST

By: /s/ Adam D. Portnoy
Name: Adam D. Portnoy
Title: Vice President